Exhibit 10.1

COMMUNITY BANK
Partnership Banking'

CHANGE IN TERMS AGREEMENT

Principal $10,000,000.00	Loan Date 05-11-2017	Maturity 03-01-2019	Loan No 155354101	Call / Coll	Account 600714	Officer 765	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	BISCO INDUSTRIES, INC. 1500 NORTH LAKEVIEW AVENUE ANAHEIM, CA 92807	Lender:	COMMUNITY BANK ANAHEIM BRANCH 2300 EAST KATELLA AVENUE, SUITE 125 ANAHEIM, CA 92806 (800) 788-9999

Principal Amount: $10,000,000.00	Date of Agreement: May 11, 2017

DESCRIPTION OF EXISTING INDEBTEDNESS. A line of credit evidenced by a Promissory Note dated July 14, 2016 in the original principal amount of $10,000,000.00, with all renewals, modifications, and substitutions including but not limited to all Change in Terms Agreements ("Note").

The Note and all renewals, extensions, modifications refinancings and substitutions are subject to the terms and conditions of that certain Business Loan Agreement dated July 14, 2016, executed by and between Borrower and Lender, together with all amendments and addendums thereto ("Loan Agreement").

DESCRIPTION OF COLLATERAL. A security interest in all of Borrower's personal property assets more particularly described in that certain Commercial Security Agreement of even date, executed by Borrower, as Grantor, in favor of Lender ("Security Agreement").

DESCRIPTION OF CHANGE IN TERMS. Upon the Lender's receipt of this executed document and the receipt of fees and changes as described in the Disbursement Request and Authorization, the Note, Loan Agreement and related documents are hereby modified as follows:

The date on which all outstanding principal is due and payable (together with any accrued but unpaid interest) (the "Maturity Date") is hereby extended from March 1, 2018 to March 1, 2019. Notwithstanding the extension of the Maturity Date, Borrower shall make regular monthly payments of all accrued unpaid interest until the Maturity Date as extended above.

MODIFICATION OF BUSINESS LOAN AGREEMENT. The Business Loan Agreement is hereby modified and amended as follows:

The paragraphs entitled Long Term Investments, Funds Transfer, and Profit Retention on page 3 of Loan Agreement is hereby deleted in their entirety.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, Including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms, Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

COUNTERPARTS. This agreement, document or instrument may be executed in any number of counterparts and by different parties on separate counterparts, each of which when executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, document or instrument. Delivery by facsimile or by electronic transmission in portable document format (PDF) of an executed counterpart of this agreement, document or instrument is as effective as delivery of an originally executed counterpart of this agreement, document or instrument.

ACKNOWLEDGMENT BY GUARANTOR. By its signature in the space provided below, the undersigned Guarantor(s) acknowledge(s) arid represent(s) that (i) it consents to the modification of the Note as provided in this Modification; (ii) the Commercial Guaranty dated July 14, 2016 executed by Guarantor in favor of Lender (the "Guaranty") continues in full force and effect; (iii) Guarantor has no offsets or defenses to its obligations under the Guaranty, and (iv) the "Note" referred to in the Guaranty shall be hereinafter deemed to refer to the Note as modified by this Modification.

CHANGE IN TERMS AGREEMENT

Loan No: 155354101	(Continued)	Page 2

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

BISCO INDUSTRIES, INC.

By:
GLEN F. CEILEY, PRES/CEO/CFO/SEC of BISCO
INDUSTRIES, INC.

EACO CORPORATION

By:
GLEN F. CEILEY, CEO/CFO/Secretary of EACO
CORPORATION